Exhibit 23.1

When the transaction referred to in the third paragraph of note 14 of the Notes to the Consolidated Financial Statements for the years ended December 31, 2011 and 2012 has been consummated, we will be in a position to render the following consent.

/s/ KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cvent, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

[unsigned]

McLean, Virginia

                         , 2013